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                                                                       EXHIBIT 4

                            INTERCREDITOR AGREEMENT
                            -----------------------

          This INTERCREDITOR AGREEMENT (this "Agreement"), dated July 30, 1996, is made between BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("BofA"), Nationsbank of Texas, N.A., ("NationsBank," BofA and NationsBank are sometimes collectively to referred herein as the "Banks" and individually as a "Bank"), DAVID G. PRICE, DALLAS P. PRICE, DAVID G. PRICE, TRUSTEE OF THE PRICE REVOCABLE TRUST AMENDMENT IN ENTIRETY EXECUTED ON FEBRUARY 9, 1987 AS AMENDED (collectively, the "Prices"), GOLF ENTERPRISES, INC., a Kansas corporation) ("GEI"), NATIONAL GOLF PROPERTIES, INC., a Maryland corporation ("NGP"), and NATIONAL GOLF OPERATING PARTNERSHIP, L.P., a limited partnership organized under the laws of the State of Delaware ("NGOP").

                                   RECITALS:
                                   --------

          A. The Banks are extending, and may in the future extend, loans and other financial accommodations to the Prices and/or GEI which may in certain circumstances be secured by limited partnership interests in NGOP (the "NGOP Units"). In connection therewith, certain put rights, exchange rights and other rights relating to the sale, transfer or exchange of the NGOP Units, including without limitation Put and Exchange rights (under and as defined in the Partnership Agreement, as hereafter defined) have been pledged to the Banks or may become otherwise exercisable by a Bank in connection with NGOP Units pledged to a Bank (collectively, the "Rights" and individually, a "Right"). The term Rights shall not include the sale of the NGOP units by a Bank that does not involve the exercise of a Right.

          B. BofA and NationsBank now desire to set forth in this Agreement their relative rights and obligations with respect to the Rights.

                                   AGREEMENT
                                   ---------

          1. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Agreement of Limited Partnership, dated as of August 18, 1993, as amended, supplemented or otherwise modified from time to time, by and among NGP as General Partner and the persons named therein as Limited Partners (the "Partnership Agreement").

          2. (a) Neither Bank shall exercise any Right, make any demand on any person, or request that another person exercise any Right, or take any action with respect to any Right,

                    BOFA/NATIONSBANK INTERCREDITOR AGREEMENT

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including without limitation submitting any notice or demand to NGOP or any other person, in its or any other person's name or on behalf of any other person, directly, through a power of attorney or otherwise, without first giving the other Bank at least 30 days notice of its intention to do so. The Bank receiving such notice (the "Recipient Bank") shall have until 30 days after its receipt of such notice to notify the Bank sending such notice (the "Sending Bank") whether or not it also desires to exercise such Right(s).

             (b) If the Recipient Bank indicates it desires to exercise such Right(s) in response to such notice within such time period, the Banks shall cooperate in exercising such Right(s) with a view towards exercising such Rights for all NGOP Units pledged to both Banks. If, for whatever reason, such Rights cannot be exercised for all pledged NGOP Units, the Banks further agree to cooperate in exercising such Right(s) for the maximum amount of NGOP Units pledged to both banks, pro rated on the basis of the respective number of NGOP Units pledged to each Bank on the date hereof as set forth in Schedule I. Such cooperation may take the form of acting jointly, separately, simultaneously, in a coordinated fashion or otherwise, as the facts and circumstances may at such time dictate. The Banks shall cooperate in exercising such Right(s) in a timely fashion.

             (c) If the Recipient Bank indicates it does not desire to exercise such Right(s), or fails to respond to the Sending Bank within such 30-day period, the Sending Bank shall be free to exercise the Right so notified without any further duty or regard to other Bank.

             (d) Notwithstanding any provisions to the contrary in either Bank's pledge agreement, each Bank hereby consents to any of the Prices following the instructions of the other Bank with respect to exercising Put and Exchange rights with respect to NGOP Units pledged to such other Bank if such instructions are given as permitted by the terms of this Agreement.

        3. NationsBank acknowledges and agrees that it has no interest in or to any of the currently issued and outstanding shares of stock of NGP pledged to BofA. BofA acknowledges and agrees that it will have no interest in or to any shares of stock of NGP that may be subsequently pledged or transferred to NationsBank, whether as a result of exercising any Rights or otherwise.

        4. Nothing contained in this Agreement shall be construed to give either Bank the right to limit or otherwise interfere with the exercise by the other Bank of any of its

                   BOFA/NATIONSBANK INTERCREDITOR AGREEMENT

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rights or remedies with respect to any other collateral held by such Bank, including without limitation any shares of stock of NGP pledged or otherwise transferred to such Bank and any NGOP Units (to the extent no Right is exercised). Neither Bank shall be entitled to share in any proceeds of any of the other Bank's collateral.

           5. Each Bank consents to the other Bank, without notice or demand and without affecting or impairing any party's obligations hereunder, from time to time to (i) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change any of the other terms of any indebtedness owing to such Bank or any part thereof secured by the Rights or any other collateral, including without limitation to increase or decrease the rate of interest thereon; (ii) take and hold security for the payment of any indebtedness and exchange, enforce, waive, release and fail to perfect any such security; and (iii) apply such security and direct the order or manner of sale thereof as any Bank in its sole discretion may determine.

           6. Each Bank acknowledges and agrees that it shall have the sole responsibility for obtaining from any borrowers such information concerning any borrower's financial condition or business operations as such Bank may require, and that neither Bank has any duty at any time to disclose to the other Bank any information relating to the business operations or financial condition of any borrower.

           7. All notices and other communications provided for hereunder to be effective shall be in writing and shall be delivered in person (by personal delivery, delivery service or overnight courier service) with receipt acknowledged, or telecopied and confirmed immediately in writing by a copy mailed by registered or certified mail, return receipt requested, postage prepaid, in each case to the addresses on the signature page of this Agreement, or to such other addresses as the parties hereto may specify from time to time in writing. Such notices shall be deemed given and received on the date so delivered or mailed.

           8. Each party hereto agrees to execute and deliver to any other party any additional agreements reasonably deemed necessary by such party to effect or confirm the agreement set forth herein.

           9. This agreement shall be governed by the laws of the State of California. The provisions of this Agreement are independent of and separable from each other. If any provision of this Agreement shall for any reason be held invalid or


                   BOFA/NATIONSBANK INTERCREDITOR AGREEMENT
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unenforceable, it is the intent of the parties that such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, and that this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

          10. This Agreement constitutes and expresses the entire understanding between the Banks with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, whether express, implied, oral or written. This Agreement shall extend to and be binding upon the successors and assigns of each of the parties hereto.

          11. Either Bank may transfer or assign in whole or in part any interest it may have in the Rights and under this Agreement, provided the transferee or assignee agrees in writing to be bound by the restrictions in this Agreement as if a Bank party hereto.

          12. Neither this Agreement nor any portion or provision hereof may be changed, waived or amended orally or in any manner other than by an agreement in writing signed by the Banks. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any party hereto may execute this Agreement by signing any such counterpart.

                   BOFA/NATIONSBANK INTERCREDITOR AGREEMENT

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        This Agreement is executed as of the date stated at the top of the first page.

BANK OF AMERICA NATIONAL TRUST          /s/ David G. Price
AND SAVINGS ASSOCIATION                  ---------------------------
                                        DAVID G. PRICE, TRUSTEE OF THE
                                        PRICE REVOCABLE TRUST
                                        AMENDMENT IN ENTIRETY EXECUTED
By: /s/ Sheryl Bond                     ON FEBRUARY 9, 1987 AS AMENDED
   ----------------------------
        Sheryl Bond
      Vice-President                    GOLF ENTERPRISES, INC.

Address where notices to BofA
are to be sent:                         By: /s/ James M. Stanich
                                           --------------------------
c/o Century City Regional                  Name: James M. Stanich
Commercial Banking Office                  Title: Vice President & Secretary
#1417
2049 Century Park East, 2nd             Address where notices to
Floor                                   NationsBank are to be sent:
Los Angeles, CA 90067
                                        NATIONAL GOLF PROPERTIES, INC.
NATIONSBANK OF TEXAS, N.A.
                                        By: /s/ Edward R. Sause
                                           ----------------------------
By:____________________________            Name:  Edward R. Sause
   Name:                                   Title: Executive Vice President &
   Title:                                         Chief Financial Officer

                                        NATIONAL GOLF OPERATING
                                        PARTNERSHIP, L.P.
Address where notices to
NationsBank are to be sent:
                                        By: /s/ Edward R. Sause
                                           ----------------------------
/s/ David G. Price                         Name:  Edward R. Sause
-------------------------------            Title: Executive Vice President &
DAVID G. PRICE                                    Chief Financial Officer
                                        Address where notices to NGP
                                        and NGOP are to be sent:
/s/ Dallas P. Price
-------------------------------
DALLAS P. PRICE


                   BOFA/NATIONSBANK INTERCREDITOR AGREEMENT

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          This Agreement is executed as of the date stated at the top of the first page.


BANK OF AMERICA NATIONAL TRUST           /s/ David G. Price
AND SAVINGS ASSOCIATION                  ---------------------------------
                                         DAVID G. PRICE, TRUSTEE OF THE
                                         PRICE REVOCABLE TRUST
                                         AMENDMENT IN ENTIRETY EXECUTED
By:  /s/ Sheryl Bond                     ON FEBRUARY 9, 1987 AS AMENDED
   --------------------------
          Sheryl Bond
         Vice President                  GOLF ENTERPRISES, INC.

Address where notices to BofA
are to be sent:                          By: /s/ James M. Stanich
                                            --------------------------
c/o Century City Regional                   Name: James M. Stanich
Commercial Banking Office #1417             Title: Vice President & Secretary
2049 Century Park East, 2nd Floor
Los Angeles, CA  90067                   Address where notices to
                                         NationsBank are to be sent:

NATIONSBANK OF TEXAS, N.A.               NATIONAL GOLF PROPERTIES, INC.

                                         By: /s/ Edward R. Sause
By: /s/ Tom F. Scharfenberg                 ----------------------------
   --------------------------               Name:  Edward R. Sause
    Name: Tom F. Scharfenberg               Title: Executive Vice President &
    Title: Vice President                          Chief Financial Officer

Address where notices to                 NATIONAL GOLF OPERATING
NationsBank are to be sent:              PARTNERSHIP, L.P.

/s/ David G. Price
------------------------------           By: /s/ Edward R. Sause
DAVID G. PRICE                              ----------------------------
                                            Name:  Edward R. Sause
/s/ Dallas P. Price                         Title: Executive Vice President &
------------------------------                     Chief Financial Officer
DALLAS P. PRICE

                                         Address where notices to NGP
                                         and NGOP are to be sent:

                    BOFA/NATIONSBANK INTERCREDITOR AGREEMENT

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                                   Schedule I
                            Number of Units Pledged

                      Bank of America          1,034,600

                      NationsBank              1,547,389